UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 29, 2016
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 29, 2016, the Board of Directors of Pacific Premier Bank Inc. (the “Company”) amended and restated the Amended and Restated Bylaws of the Company (the “Bylaws”) to provide (i) for a majority voting standard in uncontested elections of directors (a plurality voting standard will continue to apply in contested elections of directors), (ii) a provision which addresses forum selection, pursuant to which a state court located in the state of Delaware or the state of California shall be the sole and exclusive forum for resolving various enumerated actions, unless (x) no state court of the state of Delaware or the state of California has jurisdiction over such action or proceeding, in which case the sole and exclusive forum for such action or proceeding shall be the United States District Court for the District of Delaware or the United States District Court for the Central District of California, Southern Division, or (y) the Company otherwise consents in writing to the selection of an alternative forum, and (iii) such other amendments to clarify and update the Bylaws generally.

A copy of the Bylaws of the Company is attached hereto as Exhibit 3.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

3.1	Amended and Restated Bylaws, dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	February 29, 2016	By:	/s/ STEVE GARDNER
Steve Gardner
President and Chief Executive Officer